EXHIBIT 23.1

Hercules Incorporated

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-63423 and 333-29225) and Form S-8 (Registration Nos. 33-37279, 33-21668, 33-21667, 33-47664, 33-51178, 33-66136, 33-62314, 33-65352, 333-38795, 333-38797 and 333-68863) of Hercules Incorporated of our report dated March 16, 2005, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
March 16, 2005